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                                                                   EXHIBIT 10.43




                              September 18, 1997

Mr. Henrik Slipsager
ABM Janitorial Services
551 Fifth Avenue, Suite 400
New York  NY  10176

     RE: SECOND AMENDMENT ("AMENDMENT") OF DIVISION EXECUTIVE EMPLOYMENT AGREEMENT ("AGREEMENT")

Dear Henrik:

As you are aware, the Company has agreed to hereby amend your Agreement (previously amended effective October 27, 1996) by this letter Amendment, effective November 1, 1997, as follows:

D. TERM OF AGREEMENT shall be amended by deleting the first sentence thereof and replacing it with: "Employment hereunder shall commence on November 1, 1997 for a term of twenty four (24) months, ending October 31, 1999 ("Term"), unless sooner terminated pursuant to Paragraph O hereof."

The remainder of Paragraph D shall be unchanged.

X.1  SALARY shall be amended in its entirety to read:

     "a. Effective until 10/31/97 Three Hundred Fifty Thousand Dollars ($350,000.00) per year (at the rate of $29,167 per month)

      b. Effective on 11/1/97 and 11/1/98 and for each Fiscal Year of any Extended Term, if any, of this Agreement, the Salary set forth in Paragraph X.1(a) will be adjusted upward annually to reflect the percentage increase change in the American Compensation Association ("ACA") Index for the Western Region ("ACA Index") with a six (6%) per cent maximum increase. The adjustment, if any, shall be based upon the projected ACA Index as published for the effective date of the proposed increase hereunder. There shall be no downward adjustment in Salary in the event the ACA Index shows a decrease from the prior Fiscal Year."

X.5  BONUS shall be added to the Agreement to read:

5. BONUS: Subject to proration in the event of modification or termination of employment hereunder, Executive shall be paid a bonus ("Bonus") based on the profit ("Profit") for each fiscal year, or partial fiscal year, of employment hereunder commencing November 1st and ending October 31st ("Fiscal Year") during the Term, and during the Extended Term, if any, of this Agreement.

     (a) Such Bonus for each Fiscal Year shall be 0.2842% percent (.002842) of the Profit of the Northeast, Mid-Atlantic and Southeast Regions of the Janitorial Division of Company and the Northeast Region of the Engineering Division.

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Mr. Henrik Slipsager
September 18, 1997
Page Two


     (b) Profit is defined as the consolidated income before income taxes of the Northeast, Mid-Atlantic and Southeast Regions of the Janitorial Division of Company and the Northeast Region of the Engineering Division, excluding: (1) gains or losses on sales or exchanges of real property, (2) gains or losses on sales or exchanges of all or substantially all of the stock or assets of a subsidiary corporation or any other business unit of Company or any subsidiary corporation of Company's parent corporation, (3) gains or losses on the discontinuation of any business unit of Company or any subsidiary corporation of Company's parent corporation, (4) any so called corporate charges imposed by the Company's parent corporation, as a percentage of sales, (5) the prior year portion of any year-end insurance reserve adjustments and (6) the discretionary portion of any Company contributions made to any profit sharing, service award or similar plans.

     (c) Subject to proration in the event of modification or termination of employment hereunder, Executive's maximum Bonus for each year shall be fifty per cent (50% of, or 0.5 times) the Salary for that year as set forth in Paragraph F1 herein.

     (d) Executive shall have the right to obtain an advance against such Bonus at the end of each month of each Fiscal Year in an amount equal to fifty per cent (50% of, or 0.5 times) the projected amount of such Bonus based on the Profit at that time.

     (e) Either the independent public accounting firm or the accounting department of the Company's parent corporation shall determine the Profit and Bonus for each Fiscal Year. Company shall pay Executive the Bonus for the Fiscal Year (or the balance thereof after any advances) when such accounting firm or department has made such determination but no later than ninety (90) days after the end of each Fiscal Year. The Bonus for any partial Fiscal Year shall be prorated for the fraction of the Fiscal Year for which such Bonus is payable. Absent bad faith or material error, the conclusions of such accounting firm or department with respect to the amounts of the Profits and Bonuses shall be conclusive upon Executive and Company.

Please sign all three (3) copies of this amendment letter and return two (2) copies to Harry Kahn, Vice President and General Counsel, at the ABM Legal Department in San Francisco.

Salary and Bonus increases will not be processed until both signed copies are received by Harry Kahn.

Sincerely,

/s/ John F. Egan

Jack Egan

JFE/dbc


I agree to the foregoing.


/S/ HENRIK SLIPSAGER                         Dated:       OCTOBER 3, 1997
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Henrik Slipsager